Exhibit 99.1

Contact:	Tim Adams, Chief Financial Officer
Anne Rivers, Investor Relations
Jeff Keene, Healthcare Media
Cytyc Corporation: 508-263-8765
www.cytyc.com

Stephanie Carrington
The Ruth Group: 646-536-7017

Shanti Skiffington/Wendy Ryan
Schwartz Communications: 781-684-0770

FOR IMMEDIATE RELEASE

CYTYC REPORTS RECORD REVENUE OF $188.8 MILLION

FOR SECOND QUARTER 2007

26 Percent Revenue Growth

Marlborough, Mass., July 30, 2007—Cytyc Corporation (Nasdaq: CYTC) today announced results for the second quarter ended June 30, 2007.

Revenue for the quarter ended June 30, 2007, rose 26 percent to $188.8 million compared to revenue of $150.4 million for the same period of 2006. Reported net income for the quarter was $33.5 million, or $0.27 per diluted share, which includes a net of tax charge of $4.4 million related to costs associated with the Company’s proposed merger with Hologic, Inc. Excluding this charge, adjusted net income was $37.9 million, or $0.31 per diluted share. This compares with reported net income for the same period in 2006 of $31.7 million, or $0.27 per diluted share, a 20 percent increase in adjusted net income.

Second Quarter 2007 Highlights:

—	Domestic surgical products revenue increased 32 percent over second quarter of 2006 to $65.9 million, representing 35 percent of total Company revenue.

—	International revenue increased 39 percent over second quarter of 2006 to $22.6 million.

—

Driven by a 33 percent increase in ThinPrep® Imaging System revenue over the second quarter of 2006, and the first full quarter of FullTerm® product revenue, domestic diagnostic products revenue increased 19 percent to $100.3 million, and included the shipment of 9 million ThinPrep® Pap Tests and 37 ThinPrep Imaging Systems.

—	As of June 30, the Company had repaid $145.3 million of the $200.5 million borrowed under its line of credit, reducing the outstanding balance to $55.2 million.

—

In May, the five-year follow-up results for the initial clinical trial of the MammoSite® Radiation Therapy System were presented at the Annual Meeting of the American Society of Breast Surgeons. The results showed no local recurrences of breast cancer five years after treatment.

Cytyc Reports Record Revenue of $188.8 Million for Second Quarter 2007

Patrick J. Sullivan, Cytyc’s chairman, president, and chief executive officer, stated, “Once again, Cytyc delivered impressive financial and operating results for the quarter, fueled by a 32 percent growth in our surgical products division and 39 percent growth in our international division. Domestically, our surgical products division continued its robust growth driven by market adoption of our NovaSure® Endometrial Ablation and MammoSite Radiation Therapy products. Our domestic diagnostic products division benefited from the first full quarter of FullTerm product sales, as well as continued market conversion to the ThinPrep Imaging System and the consistent strength of our ThinPrep Pap Test. At the end of the second quarter, nearly half of all ThinPrep slides were imaged, and Laboratory Corporation of America’s imaged conversion reached more than two-thirds.”

Mr. Sullivan added, “During the second quarter, we announced a definitive agreement to combine Cytyc Corporation and Hologic, Inc., forming one of the largest companies in the world focused exclusively on advanced technology in women’s health. Once the transaction is closed, the combined company will offer a comprehensive line of best-in-class products providing healthcare solutions for women throughout their lifetime. We believe our shareholders will also benefit from the operational synergies of the merger, which should drive significant revenue upside and expanded profitability. Overall, we are extremely excited about this opportunity and believe it will enhance our combined ability to improve women’s health through earlier and better detection, improved diagnosis, less invasive treatment, and improved outcomes.”

The following table sets forth the Company’s revenue by division:

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2007	2006	% Change	2007	2006	% Change
	($ in millions)			($ in millions)
Domestic Diagnostic Products	$100.3	$84.1	19%	$189.5	$164.8	15%
Domestic Surgical Products	65.9	50.0	32%	125.1	94.7	32%
International	22.6	16.3	39%	43.1	31.4	37%

Total Company Revenue	$188.8	$150.4	26%	$357.7	$290.9	23%

Cytyc management will discuss second quarter 2007 results, business highlights, and future expectations during a conference call on July 31 at 8:30 a.m. (Eastern). The call will be hosted by Patrick J. Sullivan, Cytyc Corporation’s chairman, president, and chief executive officer, and Timothy M. Adams, chief financial officer. A live webcast of the call may be accessed at Cytyc’s website, http://ir.cytyc.com, and the event will be available for replay at this site approximately two hours following the call until August 14, 2007. Those without web access may access the call by dialing 877-407-0784 or 201-689-8560. A telephonic replay of the call

Cytyc Reports Record Revenue of $188.8 Million for Second Quarter 2007

will be available through August 14, 2007, by dialing 877-660-6853 or 201-612-7415; enter account # 3055 and conference ID # 247340.

About Cytyc

Cytyc Corporation is a diversified diagnostic and medical device company that designs, develops, manufactures, and markets innovative and clinically effective diagnostic and surgical products. Cytyc’s products cover a range of cancer and women’s health applications, including cervical cancer screening, preterm birth screening, treatment of excessive menstrual bleeding, radiation treatment of early-stage breast cancer, and radiation treatment of patients with malignant brain tumors.

Cytyc is traded on The NASDAQ Global Select Market under the symbol CYTC. Cytyc, ThinPrep, NovaSure, MammoSite, and FullTerm are registered trademarks of Cytyc Corporation.

Non-GAAP Information

In addition to disclosing results determined in accordance with generally accepted accounting principles, or GAAP, Cytyc also discloses adjusted, or non-GAAP, results of operations that exclude certain items. By disclosing this non-GAAP information, management intends to provide investors with additional information to further analyze Cytyc’s performance and underlying trends. In order to better assess operating trends, management utilizes a measure of adjusted net income and adjusted diluted net income per common share on a non-GAAP basis that excludes charges in the second quarter of 2007 for the merger with Hologic, and charges in the first quarter of 2007 for in-process research and development related to the acquisitions of Adeza and Adiana.

Management believes adjusted net income provides useful supplemental information to management and investors regarding the performance and underlying trends of Cytyc’s business operations and facilitates comparisons to its historical operating results. Management uses this information internally for forecasting, budgeting, evaluating the effectiveness of Cytyc’s operational strategies, and performance measurement for compensation of management and employees. Management believes it is important to provide investors with the same metrics used by management to measure operating performance, which assists investors in analyzing the underlying trends in Cytyc’s business over time.

Non-GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as measures of Cytyc’s profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made. See the tables in this press release for a reconciliation of non-GAAP amounts to amounts reported under GAAP.

Safe Harbor

Forward-looking statements in this press release are made pursuant to the provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press release which are not strictly historical statements constitute forward-looking statements. These statements include, without limitation: (1) Cytyc’s future financial condition, operating results

Cytyc Reports Record Revenue of $188.8 Million for Second Quarter 2007

and economic performance, and management’s expectations regarding key customer relationships, future growth opportunities, product acceptance and business strategy; and (2) the anticipated benefits of the business combination transaction with Hologic, Inc., including future financial and operating results, the expected permanent financing for the transaction, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts, and the timing of the completion of the transaction. These statements are based on current expectations, forecasts and assumptions of Cytyc and Hologic that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from those statements.

Risks and uncertainties include, among others: the successful completion of the business combination transaction with Hologic; the successful integration of Adeza and Adiana into Cytyc’s business; dependence on key personnel and customers as well as reliance on proprietary technology; uncertainty of product development efforts and timelines, management of growth, product diversification, and organizational change; entry into new market segments domestically, such as pharmaceuticals, and new markets internationally; risks associated with litigation; competition and competitive pricing pressures; risks associated with the FDA regulatory approval processes and healthcare reimbursement policies in the United States and abroad; introduction of technologies that are disruptive to Cytyc’s business and operations; the impact of new accounting requirements and governmental rules and regulations; as well as other risks detailed in Cytyc’s filings with the SEC, including those under the heading “Risk Factors” in Cytyc’s 2006 Annual Report on Form 10-K, and in Hologic’s Registration Statement on Form S-4 (File No. 333-144238) filed with the SEC, as it may be amended from time to time, including those under the heading “Risk Factors” and “Appendix B—Risks Factors.” Cytyc cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Cytyc disclaims any obligation to publicly update or revise any such statements to reflect any change in its expectations or events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

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Cytyc Corporation

Condensed Consolidated Statements of Income

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,
	2007	2006
Net sales	$188,837	$150,397
Cost of sales	48,283	33,063

Gross profit	140,554	117,334

Operating expenses:
Research and development	11,371	10,681
Sales and marketing	48,183	41,989
General and administrative	27,042	14,809

Total operating expenses	86,596	67,479

Income from operations	53,958	49,855

Other income (expense), net:
Interest income	713	1,826
Interest expense	(3,765)	(1,792)
Other expense	(11)	—

Total other (expense) income, net	(3,063)	34

Income before provision for income taxes	50,895	49,889
Provision for income taxes	17,355	18,209

Net income	$33,540	$31,680

Net income per common and potential common share:
Basic	$0.29	$0.28

Diluted	$0.27	$0.27

Weighted average common and potential common shares outstanding:
Basic	115,656	114,356

Diluted	127,398	123,582

Cytyc Corporation

Condensed Consolidated Statements of (Loss) Income

(in thousands, except per share data)

(unaudited)

	Six Months Ended June 30,
	2007	2006
Net sales	$357,721	$290,937
Cost of sales	90,379	62,852

Gross profit	267,342	228,085

Operating expenses:
Research and development	21,063	20,992
Sales and marketing	89,352	82,122
General and administrative	46,490	28,834
In process research and development	89,500	—

Total operating expenses	246,405	131,948

Income from operations	20,937	96,137

Other expense, net:
Interest income	3,342	3,656
Interest expense	(6,159)	(3,584)
Other expense	761	(77)

Total other expense, net	(2,056)	(5)

Income before provision for income taxes	18,881	96,132
Provision for income taxes	36,550	35,088

Net (loss) income	$(17,669)	$61,044

Net (loss) income per common and potential common share:
Basic	$(0.15)	$0.53

Diluted	$(0.15)	$0.51

Weighted average common and potential common shares outstanding:
Basic	115,197	114,917

Diluted	115,197	125,014

Cytyc Corporation

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2007	December 31, 2006
Assets:
Current assets:
Cash and investment securities	$33,323	$297,710
Accounts receivable, net	113,742	94,943
Inventories, net	32,653	29,503
Other current assets	39,961	14,997

Total current assets	219,679	437,153

Property and equipment:
Property and equipment	148,135	135,272
Equipment under customer usage agreements	103,115	92,136
Less: accumulated depreciation and amortization	(94,247)	(78,401)

Total property and equipment, net	157,003	149,007

Goodwill and other intangible assets, net	912,059	569,010
Other assets, net	10,079	9,544

Total Assets	$1,298,820	$1,164,714

Liabilities and Stockholders’ Equity:
Current liabilities	$137,869	$74,137
Long-term debt and other non-current liabilities	369,612	331,604
Stockholders’ equity	791,339	758,973

Total Liabilities and Stockholders’ Equity	$1,298,820	$1,164,714

Cytyc Corporation

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2007	2006
Cash flows from operating activities:
Net (loss) income	$(17,669)	$61,044
Stock-based compensation expense pursuant to SFAS No. 123R	9,190	11,763
Amortization of intangible assets	8,768	4,904
Depreciation and amortization of property and equipment and other non-cash expense	27,356	11,134
Accounts receivable	(9,878)	(2,630)
Inventories	(2,070)	(2,374)
Other assets and liabilities	(24,641)	(12,916)
Acquired in-process research and development	89,500	—
Tax benefit from exercise of stock options and employee stock purchase plan	4,770	1,682

Net cash provided by operating activities	85,326	72,607

Cash flows from investing activities:
Acquisition of Adeza, net	(427,950)	—
Acquisition of Adiana, net	(58,385)	—
Acquisition of Proxima, net	(3,613)	(21,074)
Increase in other assets	(291)	(981)
Increase in equipment under customer usage agreements	(12,400)	(13,458)
Purchases of property and equipment, net	(9,479)	(8,624)
Sales and maturities of investment securities, net	227,022	7,406
Increase in patents and developed technology	(250)	(473)

Net cash used in investing activities	(285,346)	(37,204)

Cash flows from financing activities:
Net proceeds from line-of-credit	55,015	(609)
Purchase of treasury shares	(16,454)	(78,577)
Proceeds from exercise of stock options and issuance of shares under employee stock purchase plan	44,046	18,816
Excess tax benefit from exercise of stock options and employee stock purchase plan	8,582	1,386

Net cash provided (used) in financing activities	91,189	(58,984)

Effect of exchange rate changes on cash	(581)	145

Net decrease in cash and cash equivalents	(109,412)	(23,436)
Net decrease in investment securities	(154,975)	(7,346)

	(264,387)	(30,782)
Beginning cash and investment securities	297,710	220,619

Ending cash and investment securities	$33,323	$189,837

Cytyc Corporation

Reconciliation of Net Income (Loss) per Common Share

(in thousands, except per share data)

(unaudited)

The following tables provide reconciliations of the net income (loss) and weighted average common shares used in calculating basic and diluted net income (loss) per share (using the if-converted method):

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Numerator:
Net income (loss), as reported, for basic earnings per share	$33,540	$31,680	$(17,669)	$61,044
Interest expense, net of tax	1,181	1,138	—	2,276

Net income (loss), as adjusted, for diluted earnings per share	$34,721	$32,818	$(17,669)	$63,320

Denominator:
Basic weighted average common shares outstanding	115,656	114,356	115,197	114,917
Dilutive effect of assumed exercise of stock options and restricted stock units	3,316	800	—	1,671
Dilutive effect of assumed conversion of convertible debt	8,426	8,426	—	8,426

Weighted average common shares outstanding assuming dilution	127,398	123,582	115,197	125,014

Basic net income (loss) per common share	$0.29	$0.28	$(0.15)	$0.53

Diluted net income (loss) per common and potential common share	$0.27	$0.27	$(0.15)	$0.51

Cytyc Corporation

Reconciliation of Non-GAAP Measures

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,
	2007	2006
Net income reconciliation:
Net income, as reported	$33,540	$31,680
Hologic related merger costs (1)	4,355	—

Adjusted net income	$37,895	$31,680

Net income per common share reconciliation:
Net income per common share, diluted, as reported	$0.27	$0.27
Hologic related merger costs (1)	0.04	—

Adjusted net income per common share, diluted	$0.31	$0.27

(1)	Charge in the second quarter of 2007 related to the proposed merger with Hologic, which was $6.2 million, offset by the related tax benefit.

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Cytyc Corporation

Reconcilliation of Non-GAAP Measures

(in thousands, except per share data)

(unaudited)

	Six Months Ended June 30,
	2007	2006
Net income reconciliation:
Net (loss) income, as reported	$(17,669)	$61,044
In process research and development (1)	89,500	—
Hologic related merger costs (2)	4,355	—

Adjusted net income	$76,186	$61,044

Net income per common share reconciliation:
Net (loss) income per common share, diluted, as reported	$(0.15)	$0.51
In process research and development (1)	0.73	—
Hologic related merger costs (2)	0.04	—

Adjusted net income per common share, diluted	$0.62	$0.51

Weighted average diluted shares outstanding reconciliation:
Weighted average diluted shares outstanding, as reported	115,197	114,917
Dilutive effect of assumed exercise of stock options and restricted stock units	2,621	1,671
Dilutive effect assumed conversion of convertible debt	8,426	8,426

Adjusted weighted average diluted shares outstanding	126,244	125,014

(1)	Charges in the first quarter of 2007 related to the acquisitions of Adeza Biomedical Corp and Adiana, Inc., which totaled $89.5 million.

(2)	Charge in the second quarter of 2007 related to the proposed merger with Hologic, which was $6.2 million, offset by the related tax benefit.

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